SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549




                           FORM 8-K



                        CURRENT REPORT



              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)       December 18, 1996


                Northern States Power Company
    (Exact name of registrant as specified in its charter)


                            Minnesota
        (State or other jurisdiction of incorporation)


      1-3034                                             41-0448030
(Commission File Number)                    (IRS Employer Identification No.)


414 Nicollet Mall, Mpls, MN                                        55401
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code         612-330-5500



(Former name or former address, if changed since last report)






Item 5.   Other Events

On December 19, 1996 NRG Energy, Inc. (NRG) a wholly owned subsidiary of Northern States Power Company, a Minnesota corporation (the Company) announced that its cash tender offer for all of the outstanding shares of Compania Boliviana de Energia Electrica S.A. - Boliviana Power Company Limited (COBEE) (NYSE:BLP) expired at 12:00 midnight, New York City time, on Wednesday, December 18, 1996. As of the expiration date, approximately 3,991,774 shares (or 95% of the shares outstanding) had been validly tendered and not withdrawn, including 66,313 shares tendered pursuant to notices of guaranteed delivery. NRG and a joint venture partner have accepted these shares for payment at the purchase price of $43.00 per share in cash. At December 31, 1996, NRG had invested $80 million as an equity contribution to the joint venture for the purchase of COBEE shares.


                                SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Northern States Power Company
                                      (a Minnesota Corporation)



                                      By    /s/
                                            E J McIntyre
                                            Vice President & Chief
                                              Financial Officer




Dated: January 8, 1997